EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Global Telecommunication Solutions, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-21339) and on Form S-3 (Nos. 333-6925 and 333-19005) of Global
Telecommunication Solutions, Inc. of our reports dated April 9, 1998, and April 20, 1998, relating to the balance sheets of Centerpiece Communications, Inc. as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year then ended, and the combined balance sheets of Networks Around The World, Inc. and Global Phonecards, LLC, as of December 31, 1997 and 1996, and the related combined statements of operations, stockholder's equity and cash flows for the years then ended, which reports appear in Amendment No. 1 to Form 8-K on Form 8-K/A of Global Telecommunication Solutions, Inc.


                                                          KPMG Peat Marwick LLP

April 24, 1998
Philadelphia, Pennsylvania